Exhibit 5.1

Our ref	KAT/SK/JAW/1079774.0007

Birkenstock Holding plc 47 Esplanade St. Helier Jersey JE1 0BD		17 August 2026

Dear All

Birkenstock Holding plc (the "Company"): Registration of Shares under the U.S. Securities Act of 1933, as amended (the "Securities Act")

1.
Background
1.1
We have acted as the Company’s Jersey legal advisers in connection with the Company’s shelf registration statement on Form F-3ASR, filed with the United States Securities and Exchange Commission (the "Commission") on February 13, 2025 (including its exhibits, the "Registration Statement"), and the base prospectus included therein, the Company's free-writing prospectus dated August 13, 2026 filed pursuant to Rule 433 of the Securities Act and the prospectus supplement dated August 13, 2026 filed pursuant to Rule 424(b)(7) of the Securities Act (the "Prospectus") related to the resale by BK LC Lux MidCo S.à r.l. (the "Selling Shareholder") of (i) 25,523,226 ordinary shares of no par value in the capital of the Company (the "Shares") through an underwritten block trade executed as a take-down from the Registration Statement and (ii) 2,623,000 additional Shares pursuant to the underwriters’ option to purchase additional Shares pursuant to the Underwriting Agreement (as defined below) (the "Additional Shares").
1.2
The Company has asked us to provide this opinion in connection with the registration of the Shares under the Securities Act (the "Opinion").
1.3
For the purposes of this Opinion, we have, with the Company’s consent, relied upon a certificate and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.
1.4
In this Opinion:
1.4.1
"non-assessable" means, in relation to a Share, that the purchase price for which the Selling Shareholder agreed to sell that Share has been paid in full to the Selling Shareholder, so that no further sum is payable to the Selling Shareholder or its creditors by any holder of that Share solely because of being the holder of such Share;
1.4.2
pursuant to the Underwriting Agreement, the Shares will be sold to the underwriters through the facilities of The Depository Trust Company for the respective account of the underwriters; and

Birkenstock Holding plc

17 August 2026

1.4.3
In paragraph 4.1.1 of this Opinion, "issued" means that the Shares have been issued in accordance with the Companies (Jersey) Law 1991, as amended (the "CJL"), and the Company's constitutional documents.
1.5
We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.
2.
Documents Examined
2.1
For the purposes of this Opinion we have examined and relied on the following:
2.1.1
a copy of the Registration Statement;
2.1.2
a copy of the Prospectus;
2.1.3
a copy of the resolutions of the board of directors of the Company passed on 19 June 2026 at which the directors (among other things) approved the Prospectus;
2.1.4
a copy of the director's certificate recording the resolutions of the board of directors passed at a meeting held on 6 August 2026;
2.1.5
a form of underwriting agreement to be entered into among the Company, BK LC Lux Midco S.à r.l., as selling shareholder, and the underwriter named in Schedule 1 thereto (the "Underwriting Agreement");
2.1.6
the Company’s certificate of continuance dated 25 April 2023;
2.1.7
the Company’s memorandum and articles of association as in force as at the date of this Opinion;
2.1.8
a consent in connection with the Prospectus issued to the Company by the Jersey Financial Services Commission pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended, dated 19 June 2026;
2.1.9
a solvency statement by certain directors of the Company dated 6 August 2026;
2.1.10
certificate of a director of the Company;
2.1.11
the registers of directors and secretary of the Company;
2.1.12
a consent to issue shares dated 25 April 2023 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958; and
2.1.13
the Company’s register of members dated August 13, 2026.
2.2
We have not examined or relied on any other documents for the purpose of this Opinion.
3.
Assumptions
3.1
For the purposes of giving this Opinion we have relied on the following assumptions:
3.1.1
the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

Birkenstock Holding plc

17 August 2026

3.1.2
that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;
3.1.3
the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;
3.1.4
that the directors have not exceeded any applicable allotment authority conferred on the directors by the shareholders;
3.1.5
that there is no provision of any law (other than Jersey law) that would affect anything in this Opinion;
3.1.6
that no event occurs after the date hereof which would affect the opinions herein stated;
3.1.7
that the Selling Shareholder has received or will receive in full the consideration for which the Selling Shareholder agreed to sell the relevant Shares;
3.1.8
the Underwriting Agreement will be duly executed and delivered;
3.1.9
each person named as a member of the Company in the register of members has agreed to become a member of the Company;
3.1.10
the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents, licences, permits or equivalent under such regulatory legislation; and
3.1.11
that each of the above assumptions is accurate at the date of this Opinion, and has been accurate at all other relevant times.
3.2
We have not independently verified the above assumptions.
4.
Opinion
4.1
As a matter of Jersey law, and based on, and subject to, the foregoing and the qualifications mentioned below, we are of the opinion that:
4.1.1
the Shares (including the Additional Shares) to be sold by the Selling Shareholder pursuant to the Underwriting Agreement have been validly issued and are fully paid; and
4.1.2
when the Shares (including the Additional Shares) have been sold, delivered against payment in accordance with the terms of the Underwriting Agreement and registered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.
5.
QualificationS
5.1
Our Opinion is subject to any matter of fact not disclosed to us.
5.2
This Opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this Opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this Opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this Opinion.

Birkenstock Holding plc

17 August 2026

5.3
The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorised to be inserted in it. The CJL requires that the register of members of a Jersey company includes, amongst other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share.
6.
governing law, limitations, benefit and disclosure
6.1
This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.
6.2
We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.
6.3
This Opinion is addressed to the Company in connection with the sale and registration of the Shares under the Securities Act.
6.4
We consent to the filing of a copy of this Opinion as Exhibit 5.1 to the Report of Foreign Private Issuer on Form 6-K, filed on the date hereof by the Company and incorporated by reference into the Registration Statement and to reference to us being made in the paragraph of the Prospectus headed "Legal Matters." In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP

Carey Olsen Jersey LLP